Exhibit (1)(h)

                              ARTICLES OF AMENDMENT

     THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland at 32 South Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by redesignating the issued and unissued Investor Shares of Common Stock of each of the Corporation's Portfolios set forth below as Class A Shares of Common Stock of the respective Portfolios, as follows:

OLD DESIGNATION                             NEW DESIGNATION

AmeriStar Capital Growth Portfolio          AmeriStar Capital Growth Portfolio
   Investor Shares                             Class A Shares

AmeriStar Core Income Portfolio             AmeriStar Core Income Portfolio
   Investor Shares                             Class A Shares


AmeriStar Dividend Growth Portfolio         AmeriStar Dividend Growth Portfolio
   Investor Shares                              Class A Shares

AmeriStar Limited Duration Income           AmeriStar Limited Duration Income
   Portfolio                                   Portfolio
     Investor Shares                             Class A Shares

AmeriStar Limited Duration Tennessee        AmeriStar Limited Duration Tennessee
   Tax Free Portfolio                          Tax Free Portfolio
     Investor Shares                             Class A Shares

AmeriStar Limited Duration U.S.             AmeriStar Limited Duration U.S.
   Government Portfolio                        Government Portfolio
     Investor Shares                             Class A Shares


AmeriStar Tennessee Tax Exempt              AmeriStar Tennessee Tax Exempt
   Bond Portfolio                              Bond Portfolio
     Investor Shares                             Class A Shares

AmeriStar Prime Money                       AmeriStar Prime Money
   Market Portfolio                            Market Portfolio
     Investor Shares                             Class A Shares

AmeriStar U.S. Treasury Money               AmeriStar U.S. Treasury
   Market Portfolio                            Money Market Portfolio
     Investor Shares                             Class A Shares

     SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation; and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, The Infinity Mutual Funds, Inc. has caused these presents to be signed in its name and on its behalf by its duly authorized officer who acknowledges that these Articles of Amendment are the act of the Corporation, that to the best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

                                        THE INFINITY MUTUAL  FUNDS, INC.


                                         By: ________________________
                                             Jeffrey C. Cusick, Vice President

WITNESS:


___________________________________
Robert L. Tuch, Assistant Secretary